Exhibit 99.1
OHIO LEGACY CORP ANNOUNCES SECOND QUARTER RESULTS
Wooster, Ohio, July 27, 2006 — Ohio Legacy Corp (NASDAQ: OLCB), parent company of Ohio Legacy Bank, N.A., today reported net earnings for the three months ended June 30, 2006, of $35,000, or $0.02 per share, compared to $151,000, or $0.07 per share, during the second quarter of 2005. Earnings before federal income tax expense decreased to $59,000 during the second quarter of 2006 from $228,000 in 2005. Net earnings for the first half of 2006 totaled $152,000, or $0.07 per share. Assets grew to a total of $223.7 million at June 30, 2006.
The following key items summarize the Company’s financial results during the second quarter of 2006:
•	Spread and margin decreased as the cost of funds increased 33 basis points over the second quarter of 2006

•	Net interest income was basically flat, in spite of an increase in interest income of $555,000 over Q2 2005

•	Non-interest expense included a $54,000 charge for Stock Option expense

•	Non-interest income increased $149,000 over the same quarter in 2005

•	The net loan portfolio increased $11.5 million during the quarter, with a projected annualized increase of 18%

•	The deposit portfolio increased $7.1 million during the quarter
Net interest income — During the three months ended June 30, 2006, net interest income before Loan Provision grew less than 1%. Due to a loan provision of $127,000, net interest income after provision actually shrank $108,000 over the same quarter one year ago. The flatness in the pre-provision Net Interest Income results are due primarily to a reduction in net interest margin, which fell to 3.22% from 3.46% in the previous quarter, and 3.49% in the second quarter of 2005. The interest rate spread was 2.81% in the second quarter of 2006 compared to 3.06% at March 31, 2006, versus 3.19% in the year-ago period. The yield on performing assets increased to 6.48% from 6.40% in the previous quarter and 5.88% at June 30, 2005. However, this increase was offset by the cost of funds, which increased 33 basis points during the quarter and 98 basis points from the same period a year ago. This increase has been driven by an increasing dependence on Certificates of Deposit and borrowings to provide funding, along with continued pricing pressure on Money Market products.
Non-interest income — Service charges on deposit accounts more than doubled, increasing from $128,000 to $288,000 due to our adjusted fee schedules and increase in demand deposit accounts. A loss on the sale of “other real estate owned” property and the loss on disposal of fixed assets totaled $12,000 and $1,000, respectively during the second quarter of 2006.
Non-interest expense — Total non-interest expense was $1.75 million in the second quarter of 2006, compared to $1.73 million in the first quarter of 2006 and $1.54 million in the second quarter of 2005. Salaries and benefits were slightly lower in the second quarter 2006 compared to the first quarter; dropping from $919,000 to $910,000. However, compared to second quarter one year ago, these expenses increased $189,000. This is primarily due to the additional staffing in our North Canton banking office and the changes in accounting for the expense of stock options. The second quarter total includes $54,000 in option expense as compared to $7,000 in option related expense for the first quarter of 2006. Included in this number was $44,000 of expense related to Directors options which vest immediately and $10,000 of expense related to employee options which vest on a 3-year “cliff” schedule. This is the first year that the company has expensed stock option grants. Were the stock option expense backed out of the quarter’s salary and benefit expense the company would be reporting a $54,000 reduction in salary and benefits and a $30,000 reduction in total non-interest expense as compared to the previous quarter. While we continued to add key personnel, we have done so strategically, with an eye to possible reductions through attrition, in order to “pay” for these additions to staff. Management discusses, at some length, the additions, in the “Strategic developments” section below.
Occupancy and equipment expenses continue to run ahead of last year due to the addition of our banking office in North Canton, Ohio which opened in November of 2005. These expenses should begin to flatten by Q4 of this year.
Professional fees continue to trend lower as compared to 2005. However with the final ruling on Sarbanes — Oxley section 404 compliance requiring even small capital companies to comply, there is risk in external and internal auditing fees adjusting upwards.

Data processing expense increased slightly during the quarter as a result of higher transaction volumes, more deposit and loan accounts, and additional services offered to customers, including set-up costs for additional cash management products.
Loans and asset quality — At June 30, 2006, the loan portfolio, net of the allowance for loan losses and deferred fees, totaled $172.4 million, an increase of $11.5 million from March 31, 2006. The net loan portfolio increased $14.2 million, or 9%, during the first half of 2006. For the second quarter of 2006, virtually all loan categories showed increases, the most notable came in the commercial loan and commercial real estate loan portfolios. The commercial portfolio grew $3.7 million, an increase of over 28% and commercial real estate loans grew $5.5 million, 9.8%.
The average rate of loans originated during the second quarter of 2006 was 7.70%. This compares favorably to the 7.04% rate on the entire portfolio.
Nonperforming loans totaled $678,000 at June 30, 2006, compared to $658,000 at March 31, 2006. Loans are considered nonperforming if they are impaired or in non-accrual status. The allowance for loan losses was $1.7 million or 0.98% of total loans and 252% of Non-performing loans at June 30, 2006, which management believes to be adequate.
Deposits — The deposit portfolio increased $7.1 million during the second quarter of 2006. Non-Interest bearing deposits grew slightly, up $139,000, from March 31, however they remain lower than our expectations. Interest bearing deposits decreased $375,000 from March 31, this also does not meet our expectations.
Savings and Money Market balances increased $1.6 million over March 31 and are up $1.7 million over December 31, 2005 results. Certificates of Deposit grew $5.8 million over March 31 and are up $7.6 million year-to-date. While these results meet our planned growth numbers, when combined with the results in core deposits, we are disappointed with our deposit growth to date.
We track all balance shifts on a weekly basis, watching any balance changes carefully. Our analysis of the changes in core balances led us to conclude that we did not suffer any market share losses; in fact new demand deposit accounts increased 20% over the same period a year ago and year-to-date. However account growth at this stage is not translating into balance growth, therefore the results for core deposit growth are not satisfactory. We believe that our strategy is sound, however our execution has clearly not been as effective as we planned. Our plan for addressing this is discussed at some length in the “Strategic development” section below.
Borrowings — Our borrowings at June 30, 2006 were $28.2 million compared to $24.1 million at March 30, 2006. This increase is due primarily to our lack of success in growing core deposits at the level we had planned. The alternative to relying on wholesale funding is to slow loan growth, which we do not believe is in the best long term interests of the company and its shareholders. It is our intention to continue to grow loans so long as there is demand by creditworthy borrowers and at rates and terms that make business sense for the company. The opportunity to acquire relationships, due to disruption amongst the financial service providers, in our markets is time sensitive, consequently we will continue to use wholesale funding as a stop gap tactic to the extent it is feasible and until our core deposit growth begins to catch up to loan demand.
Strategic developments — Our new Banking Office location in North Canton continues to meet our expectations. The office ended June 30th at $8.2 million in deposits with over $4.8 million in core balances. This performance is consistent with our projections and the original business plan for the office.
The company added two experienced Business Bankers in our key markets of Stark County and Wayne/Holmes Counties. These additions to staff, which were included in our 2006 plan, are intended to assist our Banking Officer Managers and our Commercial Bankers in their commercial deposit gathering activity and the sales of our growing suite of cash management products and services. Both bankers bring with them significant experience and successful track records for new business acquisition. Our Stark County business banker started with the company in May and our Wayne/Holmes County banker began in July. We believe that we have a compelling value proposition for small to medium enterprise/business banking clients in our markets; however our sales efforts require additional manpower and expertise. These strategic hires are positioned to deliver both the manpower and the expertise needed to be successful in growing our core deposit and cash management businesses.

Part of the company’s strategic plan for 2006 has been to enter the secondary market mortgage business. Since the founding of the company all mortgage loans have been carried in the portfolio of the bank, regardless of loan term.
With over $40 million in residential mortgage loans the average maturity of the entire loan portfolio is longer than our desired goal. By beginning to sell originated mortgages into the secondary market the company can more effectively execute its asset liability strategy. Additionally, in our some of our markets the mortgage business is still a primary determinant in defining banking relationships. We believe that significant deposit business is available to us, but tied to existing mortgage relationships. It is our intention to aggressively cross-sell through this business endeavor. The company has made a number of strategic hires to lead and execute on this initiative.
ABOUT OHIO LEGACY CORP
Ohio Legacy Corp is a bank holding company headquartered in Wooster, Ohio. Its subsidiary, Ohio Legacy Bank, N.A., provides financial services to small businesses and consumers through five full-service banking offices in Canton, North Canton, Millersburg and Wooster, Ohio.
FORWARD-LOOKING STATEMENTS DISCLOSURE
This release contains certain forward-looking statements related to the future performance and financial condition of Ohio Legacy Corp. These statements, which are subject to numerous risks and uncertainties, are presented in good faith based on the Company’s current condition and management’s understanding, expectations, and assumptions regarding its future prospects as of the date of this release. Actual results could differ materially from those projected or implied by the statements contained herein. The factors that could affect the Company’s future results are set forth in the periodic reports and registration statements filed by the Company with the Securities and Exchange Commission.

OHIO LEGACY CORP
CONSOLIDATED BALANCE SHEETS
As of June 30, 2006, and December 31, 2005

	June 30,	December 31,
	2006	2005
	(unaudited)

ASSETS
Cash and due from banks	$7,188,800	$4,528,094
Federal funds sold and interest-bearing deposits in financial institutions	5,835,777	3,594,452

Cash and cash equivalents	13,024,577	8,122,546
Certificate of deposit in financial institution	100,000	100,000
Securities available for sale	29,292,722	33,032,297
Securities held to maturity	833,442	838,224
Loans, net of allowance of $1,706,244 and $1,589,407 at June 30, 2006 and December 31, 2005	172,422,429	158,182,319
Federal bank stock	1,512,900	1,479,500
Premises and equipment, net	3,733,601	3,797,314
Intangible assets	363,682	455,244
Accrued interest receivable and other assets	2,435,045	2,010,323

Total assets	$223,718,398	$208,017,767

LIABILITIES
Deposits:
Noninterest-bearing demand	$14,539,371	$15,727,338
Interest-bearing demand	10,703,674	12,231,345
Savings and money market	44,334,269	42,665,057
Certificates of deposit, net	99,909,014	92,273,308

Total deposits	169,486,328	162,897,048
Repurchase agreements	2,897,889	3,066,517
Overnight Federal Home Loan Bank advances	6,700,000	7,200,000
Federal Home Loan Bank advances	21,533,069	11,796,009
Subordinated debentures	3,325,000	3,325,000
Capital lease obligations	952,228	959,450
Accrued interest payable and other liabilities	746,511	668,868

Total liabilities	205,641,025	189,912,892
SHAREHOLDERS’ EQUITY
Preferred stock, no par value, 500,000 shares authorized, none outstanding	—	—
Common stock, no par value, 5,000,000 shares authorized, 2,214,564 shares issued and outstanding at June 30, 2006, and December 31, 2005, respectively	18,719,231	18,658,386
Accumulated earnings	231,415	79,415
Accumulated other comprehensive loss	(873,273)	(632,926)

Total shareholders’ equity	18,077,373	18,104,875

Total liabilities and shareholders’ equity	$223,718,398	$208,017,767

OHIO LEGACY CORP
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three and Six Months Ended June 30, 2006 and 2005
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005

Interest income:
Loans, including fees	$2,943,590	$2,357,997	$5,697,828	$4,476,408
Securities	308,332	373,466	637,177	767,168
Interest-bearing deposits and federal funds sold	61,069	28,834	103,623	91,912
Dividends on federal bank stock	21,673	18,962	43,291	36,351

Total interest income	3,334,664	2,779,259	6,481,919	5,371,839
Interest expense:
Deposits	1,269,072	928,416	2,342,844	1,774,594
Federal Home Loan Bank advances	272,830	93,421	513,832	184,307
Subordinated debentures	70,722	70,722	141,444	141,444
Repurchase agreements	32,120	—	60,991	—
Capital leases	37,379	37,766	74,865	75,618

Total interest expense	1,682,123	1,130,325	3,133,976	2,175,963

Net interest income	1,652,541	1,648,934	3,347,943	3,195,876
Provision for loan losses	127,000	15,000	177,000	107,046

Net interest income after provision for loan losses	1,525,541	1,633,934	3,170,943	3,088,830
Noninterest income:
Service charges and other fees	287,681	128,050	534,153	254,287
Gain on sale of loans	—	—		9,782
Loss on disposal of fixed asset	(1,136)	(4,424)	(1,872)	(4,424)
Gain (loss) on sale of repossessed assets	(11,928)	7,000	(6,298)	7,000
Other income	10,712	5,316	22,651	10,793

Total noninterest income	285,329	135,942	548,634	277,438
Noninterest expense:
Salaries and benefits	910,430	721,531	1,830,027	1,325,004
Occupancy and equipment	237,269	196,174	473,373	397,097
Professional fees	112,497	138,164	202,778	275,717
Franchise tax	63,750	62,213	127,550	133,513
Data processing	150,355	147,950	302,073	310,225
Marketing and advertising	44,811	43,056	86,644	81,670
Stationery and supplies	34,867	28,128	66,343	59,826
Intangible asset amortization	44,498	54,766	91,562	112,099
Other expenses	153,326	149,916	299,333	269,646

Total noninterest expense	1,751,803	1,541,898	3,479,683	2,964,797

Earnings before income tax expense	59,067	227,978	239,894	401,471
Income tax expense	24,067	76,978	87,894	135,471

Net earnings	$35,000	$151,000	$152,000	$266,000

Basic earnings per share	$0.02	$0.07	$0.07	$0.12
Diluted earnings per share	0.02	0.07	0.07	0.12

OHIO LEGACY CORP
QUARTERLY BALANCE SHEETS
(Unaudited)
(Dollars in thousands)

	2006		2005
	June 30	March 31	Dec. 31	Sept. 30	June 30

Cash and cash equivalents	$13,025	$11,876	$8,123	$9,473	$11,040
Securities and time deposits	30,226	32,332	33,971	36,236	38,821
Loans, net of fees	174,128	162,590	159,771	155,021	146,874
Allowance for loan losses	(1,706)	(1,637)	(1,589)	(1,289)	(1,216)
Premises and equipment, net	3,734	3,751	3,797	3,316	2,676
Intangible assets	364	408	455	505	557
Other assets	3,947	3,800	3,490	3,335	3,251

Total assets	$223,718	$213,120	$208,018	$206,597	$202,003

Noninterest-bearing demand	$14,539	$14,400	$15,727	$12,535	$12,901
Interest-bearing demand	10,704	11,079	12,231	10,019	10,089
Savings and money market	44,334	42,760	42,665	42,389	47,251
Certificates of deposit	99,909	94,119	92,273	93,830	92,779

Total deposits	169,486	162,358	162,896	158,773	163,020
Other borrowings	35,408	31,704	26,348	28,861	20,839
Other liabilities	747	877	669	609	557

Total liabilities	205,641	194,939	189,913	188,243	184,416
Shareholders’ equity	18,077	18,181	18,105	18,354	17,587

Total liabilities and shareholders’ equity	$223,718	$213,120	$208,018	$206,597	$202,003

LOAN PORTFOLIO:
Residential real estate	$63,011	$60,032	$59,321	$56,405	$55,031
Commercial real estate	61,999	56,490	54,522	51,053	45,817
Consumer and home equity	11,058	11,431	11,656	11,716	11,915
Commercial	17,229	13,501	12,805	14,606	13,412
Construction	10,980	11,456	11,758	11,617	10,948
Multifamily residential	10,045	9,890	9,930	9,832	9,955
Net deferred loan fees	(194)	(210)	(221)	(208)	(204)

Loans	174,128	$162,590	$159,771	$155,021	146,874

QUARTERLY AVERAGES:
Fed funds sold and securities (1)	$39,006	$38,983	$40,595	$41,471	$45,773
Loans	167,591	160,531	156,945	149,183	143,907
Total interest-earning assets	206,597	199,514	197,540	192,110	189,680
Total assets	216,675	209,839	207,392	201,152	198,832
Total assets, year to date	213,258	209,839	201,465	199,490	198,660
Noninterest-bearing deposits	13,870	14,485	15,070	12,449	12,192
Interest-bearing deposits	150,132	143,855	146,791	147,546	149,085
Other borrowings and leases	33,556	32,363	26,453	22,418	19,397
Total interest-bearing liabilities	183,688	176,218	173,244	169,964	168,482
Shareholders’ equity	17,976	18,111	18,142	18,028	17,337
Shareholders’ equity, year to date	18,043	18,111	17,685	17,534	17,288

(1)	Includes federal agency stock not classified in securities on the consolidated balance sheets and interest-earning deposits in financial institutions

OHIO LEGACY CORP
QUARTERLY STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data and ratios)

	2006		2005
For the three months ended	June 30	March 31	Dec. 31	Sept. 30	June 30

Interest income	$3,335	$3,147	$3,070	$2,913	$2,779
Interest expense	(1,682)	(1,452)	(1,340)	(1,224)	(1,130)

Net interest income	1,653	1,695	1,730	1,689	1,649
Provision for loan losses	(127)	(50)	(313)	(103)	(15)
Gain on sale of loans	—	—	—	—	—
Other gains and (losses), net	(13)	5	—	(3)	3
Noninterest income	298	258	162	146	133
Amortization of intangible asset	(44)	(47)	(50)	(52)	(55)
Noninterest expense	(1,708)	(1,680)	(1,594)	(1,466)	(1,487)

Net earnings (loss) before taxes	59	181	(65)	211	228
Income tax (expense) benefit	(24)	(64)	21	(71)	(77)

Net earnings (loss)	$35	$117	$(44)	$140	$151

Earnings per share, diluted	$0.02	$0.05	$(0.02)	$0.06	$0.07
Common and dilutive shares, avg.	2,218	2,221	2,215	2,199	2,219
SELECTED RATIOS:
Net interest margin (1)	3.22%	3.46%	3.49%	3.50%	3.49%
Yield on interest-earning assets	6.48	6.40	6.18	6.02	5.88
Cost of funds	3.67	3.34	3.07	2.86	2.69
Interest rate spread (2)	2.81	3.06	3.11	3.16	3.19
Money market rates, year to date	3.04	2.73	2.59	2.58	2.57
Certificate of deposit rates, year to date	3.84	3.67	3.11	2.98	2.90
Certificate of deposit rates	4.00	3.67	3.46	3.15	2.98
Efficiency ratio (3)	87.51	86.03	84.29	79.87	83.32
Allowance as a percent of loans	0.98	1.01	0.99	0.83	0.83
Net loans as a percent of deposits	1.02	99.13	97.11	96.82	89.35
Loan yield	7.04	6.96	6.77	6.69	6.57
Annualized net charge-offs to loans	0.07	0.01	0.03	0.08	0.40
Annualized noninterest income to average assets (4)	0.53	0.50	0.31	0.29	0.27
Annualized noninterest expense to average assets (5)	3.15	3.20	3.08	2.91	2.99
Annualized return on average assets	0.06	0.22	NA	0.28	0.30
Annualized return on average equity	0.78	2.58	NA	3.11	5.26

(1)	Net interest income, annualized, divided by average interest-earning assets for the period

(2)	Difference between the yield on interest-earning assets and the cost of funds

(3)	Noninterest expense, excluding intangible asset amortization divided by net interest income and noninterest income, excluding gains and losses on sales of securities and loans

(4)	Excludes gains and losses on sales of securities and loans

(5)	Excludes intangible asset amortization

Contact:	D. Michael Kramer, President and Chief Executive Officer 330-263-1955 http://www.ohiolegacycorp.com